First California Financial Group, Inc. S-8

 Exhibit 5.1

                               July 1, 2011

First California Financial Group, Inc.
3027 Townsgate Road, Suite 300
Westlake Village, California 91361

Re:	First California Financial Group, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to First California Financial Group, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) on the date hereof relating to the registration by the Company of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance pursuant to the Company’s 2007 Omnibus Equity Incentive Plan, as amended (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Act.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Plan; (ii) the Registration Statement in the form filed with the Commission on the date hereof; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Delaware; (iv) the Amended and Restated By-Laws of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of the Company; (v) a specimen certificate representing the Common Stock; (vi) certain resolutions of the Board of Directors of the Company, relating to the Plan, the filing of the Registration Statement and certain related matters, certified by the Secretary of the Company; and (vii) the minutes of the meeting of the stockholders of the Company relating to the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In rendering the opinion set forth below, we have assumed that the certificates evidencing the Shares will be signed by one of the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock.  We have also assumed that the issuance of the Shares has been properly recorded in the books and records of the Company.

Our opinion set forth herein is limited to the Delaware corporate law. We do not express any opinion with respect to the law of any other jurisdiction or as to the effect of any such law on the opinion herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when such Shares have been issued in accordance with the terms and conditions of the Plan and the applicable award agreements for consideration in an amount at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                      Very truly yours,

                      /s/ Skadden, Arps, Slate, Meagher & Flom LLP